Exhibit 10.25.1

AMENDMENT NO. 1 TO NORTHEAST UTILITIES DEFERRED COMPENSATION PLAN FOR EXECUTIVES

Section 6.3 is added to the Plan, to read as follows:

6.3

Rescission of Prior Election In Conformity With Code Section 409A Transition Rule.  Participants will be provided an opportunity to elect, in calendar 2005, to rescind any deferral election, in whole or part, made with respect to amounts which would have been received in 2005 but for the Participant’s election, and to receive a distribution of such amount.  Such rescission must result in a taxable distribution to the Participant prior to January 1, 2006.